As filed with the Securities and Exchange Commission on June 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	23-6858580
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Universal Corporate Center 367 South Gulph Road PO Box 61558 King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

UNIVERSAL HEALTH REALTY INCOME TRUST

AMENDED AND RESTATED 2007 RESTRICTED STOCK PLAN, AS AMENDED

(Full title of the plan)

Alan B. Miller

Chairman of the Board, Chief Executive Officer and President

Universal Health Realty Income Trust

Universal Corporate Center

367 South Gulph Road

PO Box 61558

King of Prussia, Pennsylvania 19406

(Name and address of agent for service)

(610) 265-0688

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Warren J. Nimetz, Esq.

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 318-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Universal Health Realty Income Trust (the “Trust” or the “Registrant”) is filing this registration statement (this “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional 100,000 shares of beneficial interest, $.01 par value per share (“Common Shares”), of the Registrant authorized for future issuance under the Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan, as amended (the “Plan”). These additional Common Shares have become reserved for issuance as a result of the amendment of the Plan, effective as of June 5, 2024.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 related to the Plan (File Nos. 333-143944, filed on June 21, 2007, 333-211903, filed on June 6, 2016, and 333-246042, filed on August 14, 2020 with the Commission) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Trust with the Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) are incorporated by reference in this Registration Statement:

i.
The Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024 (File No. 001-09321);
ii.
The Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 8, 2024 (File No. 001-09321);
iii.
The Trust’s Current Report on Form 8-K filed with the Commission on June 6, 2024 (File No. 001-09321); and
iv.
The description of the Trust’s shares of beneficial interest contained in Exhibit 4.1 to the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 26, 2020 (File No. 001-09321), and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description

4.1

Universal Health Realty Income Trust Declaration of Trust, dated as of August, 1986 (incorporated herein by reference to Exhibit 4.1 to the Trust’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on May 10, 2001 (File No. 333-60638)). (P)

4.2

Amendment to Declaration of Trust, dated as of June 15, 1993 (incorporated herein by reference to Exhibit 4.2 to the Trust’s Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on May 10, 2001 (File No. 333-60638)). (P)

4.3

Universal Health Realty Income Trust Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Trust’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 3, 2016).

4.4

Universal Health Realty Income Trust Amended and Restated 2007 Restricted Stock Plan, as amended by the First Amendment and the Second Amendment thereto (incorporated herein by reference to Annex A to the Trust’s Proxy Statement, as filed with the Securities and Exchange Commission on April 23, 2024).

4.5*	Form of Restricted Share Agreement.

5.1*	Opinion of Norton Rose Fulbright US LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page).

107*	Filing Fee Table.

_____________________________________________________________________________________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 12th day of June, 2024.

UNIVERSAL HEALTH REALTY INCOME TRUST

By:	/S/ ALAN B. MILLER
Alan B. Miller
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan B. Miller and Charles F. Boyle, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ ALAN B. MILLER	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	June 12, 2024
Alan B. Miller

/S/ CHARLES F. BOYLE	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2024
Charles F. Boyle

/S/Gayle L. Capozzalo	Trustee	June 12, 2024
Gayle L. Capozzalo

/S/Michael Allan Domb	Trustee	June 12, 2024
Michael Allan Domb

/S/ Rebecca A. Guzman	Trustee	June 12, 2024
Rebecca A. Guzman

/S/Robert F. McCadden	Trustee	June 12, 2024
Robert F. McCadden

/S/Marc D. Miller	Trustee	June 12, 2024
Marc D. Miller

/S/James P. Morey	Trustee	June 12, 2024
James P. Morey